  EXHIBIT 99.1

Issuer Direct Reports First Quarter 2023 Results - Record First Quarter Revenue of $8.6 million, an Increase of 63% from Q1 2022

RALEIGH, NC / Issuer Direct Corporation (NYSE American:ISDR) (the "Company"), a leading communications company, today reported its operating results for the first quarter ended March 31, 2023.

“2023 is off to a good start. Our first quarter revenue increased 63% year over year and our Communications revenue grew 94% over the prior year largely due to our November 2022 acquisition of Newswire . Our press release business benefited from our Newswire acquisition as well as 21% organic growth from ACCESSWIRE in the quarter compared to the prior year,” said Brian R. Balbirnie, Issuer Direct's Chief Executive Officer.

“This year is also shaping up to be an important product year for us. We have a number of new products we are focused on launching which we believe will enhance the value proposition for customers looking to tell their story, and engage and monitor their messaging. Additionally, we believe we will benefit from subscription revenue growth, customer retention and a stronger brand in a growing market.”

“On the bottom line, we’ve done a solid job aligning our expenses with the combined businesses and on an Adjusted EBITDA basis, we saw growth from $1.1M in Adjusted EBITDA in Q1 2022, to $1.9M in Q1 2023, a 66% increase.”

Mr. Balbirnie concluded, “Taken altogether, as we look out to the remainder of 2023 and beyond, we’re pleased to be growing our revenue, generating positive cash flow, innovating with partners, servicing our customers and working to maximize value for our shareholders,”

A table has been included in this press release with non-GAAP adjustments to the Company’s net loss, resulting in Adjusted EBITDA (a non-GAAP measure) for the relevant periods.

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First Quarter 2023 Highlights:

•

Revenue - Total revenue was $ 8,619,000, a 63% increase from $ 5,288,000 in Q1 2022 and a 21% increase from $7,139,000 in Q4 2022. Communications revenue increased 94% from Q1 2022 and 18% from Q4 2022. The increase is primarily due to an increase in revenue generated by Newswire, which was acquired on November 1, 2022, as well as an increase in revenue from ACCESSWIRE due to an increase in average revenue per release. Communications revenue was 76% of total revenue for Q1 2023, compared to 64% for Q1 2022 and 78% for Q4 2022. Revenue from our Compliance business increased 8% from Q1 2022 and 30% from Q4 2022. The increase in Compliance revenue is primarily related to an increase in revenue from our transfer agent services due to an increase in corporation actions and directives as well as an increase in print and proxy fulfillment services due to larger transactions and an increase in the number of projects.

•

Gross Margin - Gross margin for Q1 2023 was $6,790,000, or 79% of revenue, compared to $4,056,000, or 77% of revenue, during Q1 2022 and $ 5,263,000, or 74%, in Q4 2022. Communications gross margin was 79%, compared to 78% in Q1 2022 and 74% in Q4 2022.

•

Operating Income - Operating income was $581,000 for Q1 2023, as compared to $688,000 during Q1 2022. The decrease in operating income, despite the increase in gross margin, is primarily due to additional costs of operating Newswire as well as additional amortization expense attributed to intangible assets acquired from the Newswire acquisition. Additionally, we had increases in one-time transaction expenses, stock compensation expense and employee-related costs, all of which are expenses associated with our continued investments for future growth.

•

Net Income (Loss) - On a GAAP basis, net loss was $(144,000), or $(0.04) per diluted share during Q1 2023, compared to net income of $ $516,000, or $0.13 per diluted share during Q1 2022. In addition to the reasons for the decrease in operating income, net income (loss) was also negatively impacted by interest expense associated with the debt incurred to finance the Newswire acquisition, change in fair value of our interest rate swap and a one-time cost to extinguish our note payable associated with the Newswire acquisition.

•	Operating Cash Flows - Cash flows from operations for Q1 2023 were $272,000 compared to $548,000 in Q1 2022.

•

Non-GAAP Measures – Q1 2023 EBITDA was $782,000, or 9% of revenue, compared to $850,000 or 16% of revenue, during Q1 2022. Adjusted EBITDA was $1,888,000, or 22% of revenue, for Q1 2023 compared to $1,140,000, or 22%, for Q1 2022. Non-GAAP net income for Q1 2023 was $1,271,000, or $0.33 per diluted share, compared to $830,000, or $0.22 per diluted share, during Q1 2022. Adjusted free-cash flow was $739,000 for Q1 2023 compared to $603,000 for Q1 2022.

2

Key Performance Indicators:

•	As of March 31, 2023 we had 10,052 customers who had an active contract during the past twelve months, compared to 7,813 as of March 31, 2022. March 31, 2023 included 2, 262 customers from Newswire.

•

During the quarter, the Company had 1,001 active customers subscribing to our products, compared to 964 customers during the same period last year. The Company defines a subscription as any customer who enters into a contract for a minimum of one year for one or more products.

Non-GAAP Information

Certain Non-GAAP financial measures are included in this press release. In the calculation of these measures, the Company excludes certain items, such as amortization of intangible assets, stock-based compensation, tax impact of adjustments, other unusual items and discrete items impacting income tax expense. The Company believes that excluding such items provides investors and management with a representation of the Company's core operating performance and with information useful in assessing its prospects for the future and underlying trends in the Company's operating expenditures and continuing operations. Management uses such Non-GAAP measures to evaluate financial results and manage operations. The release and the attachments to this release provide a reconciliation of each of the Non-GAAP measures referred to in this release to the most directly comparable GAAP measure. The Non-GAAP financial measures are not meant to be considered a substitute for the corresponding GAAP financial statements and investors should evaluate them carefully. These Non-GAAP financial measures may differ materially from the Non-GAAP financial measures used by other companies.

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RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES

($ in ‘000's, except per share amounts)

CALCULATION OF EBITDA & ADJUSTED EBITDA

	Three Months Ended March 31,
	2023	2022
	Amount	Amount

Net income (loss):	$(144)	$516
Adjustments:
Depreciation and amortization	736	162
Interest expense (income)	238	(2)
Income tax expense (benefit)	(48)	174
EBITDA:	782	850
Acquisition and integration expenses (1)	234	16
Other non-recurring expenses (2)	535	90
Stock-based compensation expense (3)	337	184
Adjusted EBITDA:	$1,888	$1,140

(1)	This adjustment gives effect to one-time corporate projects, including acquisition and integration expenses, incurred during the periods.
(2)

For the three months ended March 31, 2023, this adjustment gives effect to a payment of $370,000 related to the early termination of the note payable associated with the Newswire acquisition and a $165,000 loss related to the change in fair value of our interest rate swap. For the three months ended March 31, 2022, this adjustment gives effect to a one-time executive recruiting fee of $90,000.

(3)

The adjustments represent stock-based compensation expense related to awards of stock options, restricted stock units, or common stock in exchange for services. Although we expect to continue to award stock in exchange for services, the amount of stock-based compensation is excluded as it is subject to change as a result of one-time or non-recurring projects.

CALCULATION OF NON-GAAP NET INCOME

	Three Months Ended March 31,
	2023		2022
	Amount	Per diluted share	Amount	Per diluted share

Net income (loss):	$(144)	$(0.04)	$516	$0.13
Adjustments:
Amortization of intangible assets (1)	685	0.18	108	0.03
Stock-based compensation (2)	337	0.09	184	0.05
Other unusual items (3)	769	0.20	106	0.03
Tax impact of adjustments (4)	(376)	(0.10)	(84)	(0.02)
Non-GAAP net income:	$1,271	$0.33	$830	$0.22

4

1)	The adjustments represent the amortization of intangible assets related to acquired assets and companies.
2)

The adjustments represent stock-based compensation expense related to awards of stock options, restricted stock units or common stock in exchange for services. Although the Company expects to continue to award stock in exchange for services, the amount of stock-based compensation is excluded as it is subject to change as a result of one-time or non-recurring projects.

3)

For the three months ended March 31, 2023, this adjustment gives effect to one-time corporate projects, including acquisition and integration expenses of $234,000, $370,000 related to the early termination of the note payable associated with the Newswire acquisition, and $165,000 loss related to the change in fair value of our interest rate swap. For the three months ended March 31, 2022, this adjustment gives effect to one-time corporate projects, including acquisition and integration expenses of $16,000 and a one-time executive recruiting fee of $90,000.

4)	This adjustment gives effect to the tax impact of all non-GAAP adjustments at the current Federal rate of 21%.

CALCULATION OF FREE CASH FLOW AND ADJUSTED FREE CASH FLOW

	Three Months Ended March 31,
	2023	2022
	Amount	Amount

Net cash provided by operating activities	$272	$548
Payments for purchase of fixed assets and capitalized software	(5)	(21)
Free cash flow	267	527
Cash paid for acquisition and integration items(1)	77	16
Cash paid for other unusual items(2)	395	60
Adjusted free cash flow	$739	$603

1)	This adjustment gives effect to one-time corporate projects, including acquisition and integration expenses, paid during the periods.
2)

For the three months ended March 31, 2023, this adjustment is primarily related to a one-time payment of $370,000 related to the early termination of the note payable associated with the Newswire acquisition. For the three months ended March 31, 2022, this adjustment gives effect to payment of a one-time executive recruiting fee of $60,000.

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Conference Call Information

To participate in this event, dial approximately 5 to 10 minutes before the beginning of the call.

Date:	May 11, 2023
Time:	4:30 p.m. eastern time
Toll & Toll Free:	973-528-0002 | 877-545-0320
Access Code:	470124
Live Webcast:	https://www.webcaster4.com/Webcast/Page/1/48324

Conference Call Replay Information

The replay will be available beginning approximately 1 hour after the completion of the live event.

Toll & Toll Free:	919-882-2331| 877-481-4010
Passcode:	48324
Webcast Replay & Transcript	http://www.issuerdirect.com/earnings-calls-and-scripts/

About Issuer Direct Corporation

Issuer Direct® is a leading communications and compliance company, providing solutions for both Public Relations and Investor Relations Professionals. Our comprehensive solutions are used by thousands of customers from emerging startups to multi-billion dollar global brands, ensuring their most important moments are reaching the right audiences, via our industry leading newswire, IR website solutions, events technology, and compliance solutions. For more information, please visit www.issuerdirect.com.

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Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words "believe," "anticipate," "estimate," "expect," "intend," "plan," "project," "prospects," "outlook," and similar words or expressions, or future or conditional verbs, such as "will," "should," "would," "may," and "could," are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance, or achievements to be materially different from any anticipated results, performance, or achievements for many reasons. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company's forward-looking statements, please see the Company's Annual Report on Form 10-K for the year ended December 31, 2022, including but not limited to the discussion under "Risk Factors" therein, which the Company filed with the SEC and which may be viewed at http://www.sec.gov/.

For Further Information:

Issuer Direct Corporation

Brian R. Balbirnie

(919)-481-4000

brian.balbirnie@issuerdirect.com

Hayden IR

Brett Maas

(646)-536-7331

brett@haydenir.com

Hayden IR

James Carbonara

(646)-755-7412

7

ISSUER DIRECT CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	March 31,	December 31,
	2023	2022
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$3,349	$4,832
Accounts receivable (net of allowance for doubtful accounts of $858 and $745, respectively)	3,546	2,978
Income tax receivable	139	51
Other current assets	1,416	1,559
Total current assets	8,450	9,420
Capitalized software (net of accumulated amortization of $3,379 and $3,364, respectively)	123	138
Fixed assets (net of accumulated depreciation of $646 and $610, respectively)	594	625
Right-of-use asset – leases	1,213	1,277
Other long-term assets	176	136
Goodwill	22,498	22,498
Intangible assets (net of accumulated amortization of $7,507 and $6,821, respectively)	31,545	32,231
Total assets	$64,599	$66,325

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,560	$1,374
Accrued expenses	2,344	2,255
Income taxes payable	170	157
Current portion of long-term debt	1,000	22,000
Deferred revenue	5,166	5,405
Total current liabilities	10,240	31,191
Long-term debt (net of debt discount of $80 and $0, respectively)	18,920	—
Deferred income tax liability	599	572
Lease liabilities – long-term	1,258	1,339
Other long-term liabilities	165	—
Total liabilities	31,182	33,102
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value, 1,000,000 shares authorized, no shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively.	—	—
Common stock $0.001 par value, 20,000,000 shares authorized, 3,791,020 shares issued and outstanding as of March 31, 2023 and December 31, 2022.	4	4
Additional paid-in capital	22,484	22,147
Other accumulated comprehensive loss	(95)	(96)
Retained earnings	11,024	11,168
Total stockholders' equity	33,417	33,223
Total liabilities and stockholders’ equity	$64,599	$66,325

8

ISSUER DIRECT CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(in thousands, except share and per share amounts)

	For the Three Months Ended
	March 31,	March 31,
	2023	2022

Revenues	$8,619	$5,288
Cost of revenues	1,829	1,232
Gross profit	6,790	4,056
Operating costs and expenses:
General and administrative	2,332	1,683
Sales and marketing	2,381	1,264
Product development	774	275
Depreciation and amortization	722	146
Total operating costs and expenses	6,209	3,368
Operating income	581	688
Interest income (expense), net	(238)	2
Other expense	(535)	—
(Loss) income before taxes	(192)	690
Income tax (benefit) expense	(48)	174
Net (loss) income	$(144)	$516
(Loss) income per share – basic	$(0.04)	$0.14
(Loss) income per share – fully diluted	$(0.04)	$0.13
Weighted average number of common shares outstanding – basic	3,791	3,794
Weighted average number of common shares outstanding – fully diluted	3,810	3,834

9

ISSUER DIRECT CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(in thousands)

	For the Three Months Ended
	March 31,	March 31,
	2023	2022
Cash flows from operating activities:
Net (loss) income	$(144)	$516
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	736	162
Bad debt expense	151	101
Deferred income taxes	26	(35)
Stock-based compensation expense	337	184
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	(719)	(752)
Decrease (increase) in other assets	(250)	(55)
Increase (decrease) in accounts payable	186	154
Increase (decrease) in accrued expenses and other liabilities	187	(53)
Increase (decrease) in deferred revenue	(238)	326
Net cash provided by operating activities	272	548

Cash flows from investing activities:
Purchase of acquired business, net of cash received (See Note 3)	350	—
Purchase of fixed assets	(5)	(21)
Net cash provided by (used in) investing activities	345	(21)

Cash flows from financing activities:
Exercise of stock options	—	58
Payment for stock repurchase and retirement	—	(182)
Payment of note payable	(22,000)	—
Proceeds from issuance of term loan	19,968	—
Payments for capitalized debt issuance costs	(68)	—
Net cash used in financing activities	(2,100)	(124)

Net change in cash and cash equivalents	(1,483)	403
Cash and cash equivalents – beginning	4,832	23,852
Currency translation adjustment	—	16
Cash and cash equivalents – ending	$3,349	$24,271

Supplemental disclosures:
Cash paid for income taxes	$—	$—
Cash paid for interest	$510	$—

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